Articles of Amendment
to
Articles of Incorporation
of

VISIUM TECHNOLOGIES, INC.

(Name of Corporation as currently filed with the Florida Dept. of State)

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

_____ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent _____

_____
(Florida street address)

New Registered Office Address: _____, Florida _____
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

_____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)
Please note the officer/director title by the first letter of the office title:
P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.
Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
2) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
3) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
4) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
5) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
6) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary*). *(Be specific)*

The Articles of Incorporation of the Company to be amended by replacing part (a) of the first clause of Article IV as follows:

(a) One Billion (1,000,000,000) shares of Common Stock, $0.0001 par value per share (Common Stock); and

The Articles of Incorporation of the Company be amended by adding the following paragraph to Article IV:

Each 1,350 (the "Reverse Split Factor") shares of Common Stock issued and outstanding at such time shall be combined into one (1) share of Common Stock (the "Reverse Stock Split"). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.001 per share. No fractional shares will be issued in connection with the Reverse Stock Split. Any Fractional shares that remains (determined in good faith by the transfer agent) after all shares held of record by a holder of the Common Stock have been combined consistent with the Reverse Split Factor shall be rounded up to a whole share of Common Stock. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (an "Old Certificate") shall thereafter represent that number of shares of Common Stock into which the shares of Common St represented by the Old Certificate shall have been combined pursuant to the Reverse Stock Split, subject to the elimination of fractional interests as described above.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

The date of each amendment(s) adoption: ______________________________, if other than the date this document was signed.

Effective date if applicable: ______________________________

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

☐ The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

☐ The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

Dated September 20, 2022

Signature ______________________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Mark Lucky

(Typed or printed name of person signing)

Chief Executive Officer

(Title of person signing)